As filed with the Securities and Exchange Commission on July 26, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)
Nevada		27-0099920
(State or other jurisdiction of incorporation or organization)		(IRS Employer Identification No.)

5420 S. Durango Dr.
Las Vegas,	Nevada	89113
(Address of principal executive offices)		(Zip Code)

LAS VEGAS SANDS CORP. AMENDED AND RESTATED 2004 EQUITY AWARD PLAN
(Full Title of the Plan)

D. Zachary Hudson Executive Vice President, Global General Counsel and Secretary 5420 S. Durango Dr. Las Vegas, Nevada 89113 (702) 923-9000
(Name, address, and telephone number, including area code, of agent for service)

With a copy to: David J. Goldschmidt, Esq. Howard L. Ellin, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
This Registration Statement on Form S-8 (“Registration Statement”) is filed by Las Vegas Sands Corp., a Nevada corporation (the “Company” or the “Registrant”), to register an additional 10,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to be offered and sold under the Las Vegas Sands Corp. Amended and Restated 2004 Equity Award Plan, as amended and restated May 9, 2024, which shares of Common Stock are in addition to: (i) the 10,000,000 shares of Common Stock registered on the Company’s Registration Statement on Form S-8 (the “2019 Registration Statement”) filed on July 25, 2019, with the Securities and Exchange Commission (the “SEC”) (File No. 333-232819), and (ii) the 26,344,000 shares of Common Stock registered on the Company's Registration Statement on Form S-8 filed on February 24, 2005 with the SEC (File No. 333-122978) (the “2005 Registration Statement” and, together with the 2019 Registration Statement, the “Prior Registration Statements”).
This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.	Interests of Named Experts and Counsel.
The validity of the securities being registered pursuant to this Registration Statement has been passed upon by D. Zachary Hudson, Executive Vice President, Global General Counsel and Secretary of the Company, who holds stock options.

Item 8.	Exhibits.

4.1
Certificate of Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed on July 25, 2018 (File No. 001-32373))

4.2	Third Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 7, 2024 (File No. 001-32373))
5.1+	Opinion of D. Zachary Hudson, Esq.
23.1+	Consent of Deloitte & Touche LLP
23.2+	Consent of D. Zachary Hudson, Esq. (contained in Exhibit 5.1 hereto)
99.1	Las Vegas Sands Corp. Amended and Restated 2004 Equity Award Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed on May 10, 2024 (File No. 001-32373))
107+	Filing Fee Table
____________________
+    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on July 26, 2024.

LAS VEGAS SANDS CORP.
By:	/S/ D. ZACHARY HUDSON
Name: D. Zachary Hudson Title: Executive Vice President, Global General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on July 26, 2024.

Signature	Title

/S/ ROBERT G. GOLDSTEIN	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)
Robert G. Goldstein

/S/ PATRICK DUMONT	President, Chief Operating Officer and Director
Patrick Dumont

/S/ IRWIN CHAFETZ	Director
Irwin Chafetz

/S/ MICHELINE CHAU	Director
Micheline Chau

/S/ CHARLES D. FORMAN	Director
Charles D. Forman

/S/ LEWIS KRAMER	Director
Lewis Kramer

/S/ ALAIN LI	Director
Alain Li

/S/ RANDY HYZAK	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Randy Hyzak